Exhibit 10.1

ACQUISITION AGREEMENT

AMONG

MATERIAL TECHNOLOGIES, INC.,

BRIDGE TESTING CONCEPTS, INC.,

AND

BRENT PHARES

TABLE OF CONTENTS

ARTICLE 1 SALE AND PURCHASE OF THE SHARES

1.1	Issuance of the Shares...................................................................................	1
1.2	Consideration................................................................................................	1
1.3	Lockup ........................................................................................................	2

ARTICLE 2 REPRESENTATIONS AND WARRANTIES

2.1	Representations and Warranties of the Parties................................................	2
	2.1.1 Organization, Standing, Power...........................................................	2
	2.1.2 Authority...........................................................................................	3
	2.1.3 Capitalization of the Parties................................................................	3
	2.1.4 Subsidiaries.......................................................................................	4
	2.1.5 No Defaults......................................................................................	4
	2.1.6 Governmental Consents.....................................................................	5
	2.1.7 Financial Statements..........................................................................	5
	2.1.8 Absence of Undisclosed Liabilities.....................................................	5
	2.1.9 Absence of Changes.........................................................................	5
	2.1.10 Patents and Trademarks....................................................................	6
	2.1.11 Certain Agreements...........................................................................	6
	2.1.12 Compliance with Other Instruments...................................................	6
	2.1.1.13 Employee Benefit Plans..................................................................	7
	2.1.14 Other Personal Property....................................................................	7
	2.1.15 Properties and Liens..........................................................................	7
	2.1.16 Inventory..........................................................................................	7
	2.1.17 Major Contracts...............................................................................	7
	2.1.18 Questionable Payments.....................................................................	8
	2.1.19 Recent Transactions..........................................................................	9
	2.1.20 Leases in Effect.................................................................................	9
	2.1.21 Taxes................................................................................................	9
	2.1.22 Disputes and Litigation......................................................................	9
	2.1.23 Compliance with Laws......................................................................	10
	2.1.24 Related Party Transactions................................................................	10
	2.1.25 Minute Books...................................................................................	10
	2.1.26 Disclosure.........................................................................................	10
	2.1.27 Reliance............................................................................................	11
2.2	Representations and Warranties of Seller.......................................................	11
2.3	Representations and Warranties of Buyer.......................................................	11

ARTICLE 3 CONDITIONS PRECEDENT

3.1	Conditions to Each Party’s Obligations..........................................................	12
3.2	Conditions to Seller's Obligations...................................................................	12
3.3	Conditions to Buyer's Obligations..................................................................	13

ARTICLE 4 CLOSING AND DELIVERY OF DOCUMENTS

4.1	Time and Place.............................................................................................	14
4.2	Deliveries by Seller........................................................................................	14
4.3	Deliveries by the Company............................................................................	14
4.4	Deliveries by Buyer.......................................................................................	15

ARTICLE 5 INDEMNIFICATION

5.1	Seller and the Company's Indemnity Obligations............................................	15
5.2	Buyer's Indemnity Obligations........................................................................	15

ARTICLE 6 DEFAULT, AMENDMENT AND WAIVER

6.1	Default..........................................................................................................	16
6.2	Waiver and Amendment................................................................................	16

ARTICLE 7 MISCELLANEOUS

7.1	Expenses......................................................................................................	17
7.2	Notices.........................................................................................................	17
7.3	Entire Agreement..........................................................................................	18
7.4	Survival of Representations............................................................................	18
7.5	Incorporated by Reference............................................................................	18
7.6	Remedies Cumulative....................................................................................	18
7.7	Execution of Additional Documents...............................................................	18
7.8	Costs and Fees.............................................................................................	18
7.9	Choice of Law..............................................................................................	19
7.10	Jurisdiction....................................................................................................	19
7.11	Attorneys’ Fees............................................................................................	19
7.12	Binding Effect and Assignment.......................................................................	19
7.13	Counterparts; Facsimile Signatures................................................................	19
7.14	Conflict Waiver.............................................................................................	19

Table of Contents
Table of Schedules and Exhibits

Exhibit A                      Intellectual Property of the Company

Exhibit B                      Material Technologies, Inc. Disclosure Schedule

Exhibit C                      Bridge Testing Concepts, Inc. Disclosure Schedule

Exhibit D                      Brent Phares Disclosure Schedule

ACQUISITION AGREEMENT

THIS ACQUISITION AGREEMENT (the “Agreement”), dated September 28, 2007, is by and among MATERIAL TECHNOLOGIES, INC., a Delaware corporation (the “Buyer”), BRIDGE TESTING CONCEPTS, INC., a California corporation (the “Company”), and BRENT PHARES, an individual (the “Seller”) (individually, a “Party”; collectively, the “Parties”).

RECITALS

          A.       The capital stock of the Company consists of 10,000,000 authorized shares of Common Stock, of which 5,100,000 are currently issued and outstanding and held by Seller (the “Shares”).

          B.       Upon the terms and conditions set forth below, Seller desires to sell all of the Company Shares to Buyer, such that, following such transaction, the Company will be a 100% owned subsidiary of Buyer.

          C.       For United States federal income tax purposes, the Parties to this Agreement intend that the transactions described in this Agreement shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall be, and is hereby, adopted as a “plan of reorganization” for purposes of Section 368(a) of the Code.

          NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the Parties hereto agree as follows:

ARTICLE 1
SALE AND PURCHASE OF THE SHARES

          1.1       Issuance of the Shares.  Subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, Seller shall sell and transfer to Buyer the Shares which constitute 100% of the issued and outstanding common stock of the Company.

          1.2       Consideration.  In consideration for this Agreement, the Parties shall provide the following:

                      1.2.1.   Buyer Assumption of Liabilities.  Any indebtedness of the Company incurred through the Closing (as defined in Article 4 of this Agreement) shall be the responsibility of Seller.  Any indebtedness of the Company incurred after the Closing shall be the responsibility of Buyer.

                      1.2.2.   Buyer Acquisition of Intellectual Property.  Subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, for the purchase price as set forth in Section 1.2.3, any and all intellectual property of Seller and the

Company, including but not limited to the intellectual property described on Exhibit A, and all intellectual property used in the business of the Company, including all graphics and logos; all domain names and URL’s; any proprietary software and its source code; all existing content and HTML files; all branding and trademarks; all trade names; all services marks; all copywritten material; all patents; and all products and proceeds of the foregoing, in any form whatsoever and wheresoever located (collectively the “Intellectual Property”).

                      1.2.3    Purchase Price.  The purchase price for the Shares shall be:

                                  (a)       1,500,000 shares of common stock of Buyer (the “Buyer’s Stock”); and

                                  (b)       $37,500 payable in cash.

          1.3       Lockup.  Seller hereby agrees (i) not to sell, assign, transfer, convey, hypothecate, alienate or otherwise dispose of any of the Buyer’s Stock, or any right or interest therein, voluntarily or involuntarily, by operation of law or otherwise, or make any offer or agreement relating to any of the foregoing, for a period of two years from the date of this Agreement (the “Lockup Period”), and (ii) authorizes the Buyer during the Lockup Period to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Buyer with respect to the Buyer’s Stock, and, in the case of any such Buyer’s Stock for which Seller is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such Buyer’s Stock.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

          2.1       Representations and Warranties of the Parties.  Except as disclosed in a document referring specifically to the representations and warranties in this Agreement that identifies by section number the section and subsection to which such disclosure relates and is delivered by each Party to the others prior to the execution of this Agreement (the “Disclosure Schedules”), the Parties represent and warrant each to the other, as of the date hereof and as of the Closing, as follows:

                      2.1.1    Organization, Standing, Power.

                                  (a)       Buyer.  Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware.  It has all requisite corporate power, franchises, licenses, permits, and authority to own its properties and assets and to carry on its business as it has been and is being conducted.  Buyer is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a Material Adverse Effect (as defined below) on Buyer.  For purposes of this Agreement, the term “Material Adverse Effect” means any change or effect that, individually or when taken together with all other such changes or effects which have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition, or results of operations of the entity.

                                  (b)       The Company.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of California.  It has all requisite corporate power, franchises, licenses, permits, and authority to own its properties and assets and to carry on its business as it has been and is being conducted. The Company is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a Material Adverse Effect (as defined above) on the Company.

                      2.1.2    Authority.  The Parties have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery by the Parties of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the parts of the Parties, including the approval of the Board of Directors of each Party.  This Agreement has been duly executed and delivered by the Parties to each other and constitutes a valid and binding obligation of each Party enforceable in accordance with its terms, except that such enforceability may be subject to: (a) bankruptcy, insolvency, reorganization, or other similar laws relating to enforcement of creditors’ rights generally; and (b) general equitable principles.  Subject to the satisfaction of the conditions set forth in Article 3 below, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation, or to loss of a material benefit under, or the creation of a lien, pledge, security interest, charge, or other encumbrance on any assets of any of the Parties (any such conflict, violation, default, right, loss, or creation being referred to herein as a “Violation”) pursuant to: (i) any provision of the organization documents of the Parties; or  (ii) any loan or credit agreement, note, bond, mortgage, indenture, contract, lease, or other agreement, or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to each of the Parties’ respective properties or assets, other than in the case of  any such Violation which individually or in the aggregate would not have a Material Adverse Effect on any of the Parties.

                      2.1.3    Capitalization of the Parties.

                                  (a)       The Company.  The capital stock of the Company consists of 10,000,000 authorized shares of Common Stock, of which 5,100,000 are currently issued and outstanding and held by Seller.

                                  (b)       Upon issuance pursuant to the terms of this Agreement, the Shares will be duly and validly issued, fully paid and nonassessable, and issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Act”), and any relevant state securities laws or pursuant to valid exemptions therefrom.  The Shares are free of restrictions on transfer other than restrictions on transfer as set forth in the Disclosure Schedules and under applicable state and federal securities laws.  The Shares shall be issued in a private transaction and consequently will be deemed to be “Restricted Securities” as set forth in Rule 144 promulgated under the Act.

                                  (c)       Except as set forth on the Disclosure Schedules, there are no options, warrants, rights, calls, commitments, plans, contracts, or other agreements of any character granted or issued by any of the Parties which provide for the purchase, issuance, or transfer of any additional shares of the capital stock of the Parties nor are there any outstanding securities granted or issued by any of the Parties that are convertible into any shares of the equity securities of the Parties, and none is authorized. None of the Parties have outstanding any bonds, debentures, notes, or other indebtedness the holders of which have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of the Parties' capital stock on any matter.

                                  (d)       Except as set forth on the Disclosure Schedules, none of the Parties are a party or subject to any agreement or understanding, and, to the best of the Parties' knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a shareholder or director of any of the Parties.

                                  (e)       Except as set forth on the Disclosure Schedules, none of the Parties have granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

                      2.1.4    Subsidiaries.  “Subsidiary” or “Subsidiaries” means all corporations, trusts, partnerships, associations, joint ventures, or other Persons, as defined below, of which any of the Parties or any Subsidiary of any of the Parties owns not less than 20% of the voting securities or other equity or of which any of the Parties or any Subsidiary of any of the Parties possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting shares, management contracts, or otherwise.  “Person” means any individual, corporation, trust, association, partnership, proprietorship, joint venture, or other entity.  Prior to the Closing of this Agreement, there are no Subsidiaries of any of the Parties other than as disclosed herein or disclosed on the Disclosure Schedules.

                      2.1.5    No Defaults.  None of the Parties has received notice that they would be, with the passage of time, in default or violation of any term, condition, or provision of: (i) their Articles of Incorporation or Bylaws; (ii) any judgment, decree, or order applicable to any of the Parties; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument to which any of the Parties is now a party or by which they or any of their properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect on any of the Parties.

                      2.1.6    Governmental Consents.  Any consents, approvals, orders, or authorizations of or registrations, qualifications, designations, declarations, or filings with or exemptions by (collectively “Consents”), any court, administrative agency, or commission, or other federal, state, or local governmental authority or instrumentality, whether domestic or foreign (each a “Governmental Entity”), which may be required by or with respect to any of the Parties in connection with the execution and delivery of this Agreement or the consummation by the Parties of the transactions contemplated hereby, except for such Consents which if not obtained or made would not have a Material Adverse Effect on any of the Parties for the transactions contemplated by this Agreement, are the responsibility of the respective Party.  Each of the Parties hereby represents and warrants that such Consents have been obtained by them, if necessary.

                      2.1.7    Financial Statements.  The Company does not have an outside independent auditing firm.  The Company will furnish Buyer with any copies it may have, if there be any, of its financial statements (the “Financial Statements”), which will fairly present the financial positions of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments not material in scope or amount).  To the best of the Company's directors' knowledge and belief, there has been no change in the Company's accounting policies or the methods of making accounting estimates or changes in estimates that are material to the Financial Statements, except as described in the notes thereto.

                      2.1.8    Absence of Undisclosed Liabilities.  To the best of their knowledge and belief, none of the Parties have any liabilities or obligations (whether absolute, accrued, or contingent) except: (i) liabilities that are accrued or reserved against in their respective Balance Sheets; or (ii) additional liabilities reserved against since the date of the Financial Statements that (x) have arisen in the ordinary course of business; (y) are accrued or reserved against on their books and records; and (z) amount in the aggregate to less than $10,000.

                      2.1.9    Absence of Changes.  To the best of their knowledge and belief, since the date of the Financial Statements, the Parties have conducted their businesses in the ordinary course and there has not been: (i) any Material Adverse Effect on the business, financial condition, liabilities, or assets of the Parties or any development or combination of developments of which management of the Parties has knowledge which is reasonably likely to result in such an effect; (ii) any damage, destruction, or loss, whether or not covered by insurance, having a Material Adverse Effect on the Parties; (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, or property) with respect to the capital stock of the Parties; (iv) any increase or change in the compensation or benefits payable or to become payable by the Parties to any of their employees, except in the ordinary course of business consistent with past practice; (v) any sale, lease, assignment, disposition, or abandonment of a material amount of property of the Parties, except in the ordinary course of business; (vi) any increase or modification in any bonus, pension, insurance, or other employee benefit plan, payment, or arrangement made to, for, or with any of their employees; (vii) the granting of stock options, restricted stock awards, stock bonuses, stock appreciation rights, and similar equity based awards; (viii) any resignation or termination of employment of any office of the Parties; and the Parties, to the best of their knowledge, do not know of the impending resignation or termination of employment of any such office; (ix) any merger or consolidation with another entity, or acquisition of assets from another entity except in the ordinary course of business; (x) any loan or advance by the Parties to any person or entity, or guaranty by the Parties of any loan or advance; (xi) any amendment or termination of any contract, agreement, or license to which any of the Parties is a party, except in the ordinary course of business; (xii) any mortgage, pledge, or other encumbrance of any asset of any of the Parties; (xiii) any waiver or release of any right or claim of the Parties, except in the ordinary course of business; (xiv) any write off as uncollectible any note or account receivable or portion thereof; or (xv) any agreement by any of the Parties to do any of the things described in this Section 2.1.9.

                      2.1.10  Intellectual Property.  The Parties each have sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights, and processes (collectively, the “Entitlements”) necessary for their businesses as now conducted without any conflict with or infringement of the rights of others.  There are no outstanding options, licenses, or agreements of any kind relating to the Entitlements, nor are any of the Parties bound by or a party to any options, licenses, or agreements of any kind with respect to the Entitlements of any other person or entity.  None of the Parties has received any communications alleging that they have violated or, by conducting their businesses as proposed, would violate any of the Entitlements of any other person or entity.  None of the Parties are aware that any of their employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Parties or that would conflict with each of the Parties' respective business as proposed to be conducted.  Neither the execution or delivery of this Agreement, nor the carrying on of each of the Parties' respective business by their respective employees, nor the conduct of each of the Parties' respective business as proposed, will, to the best of the Parties' knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated.  None of the Parties believe that it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by any of the Parties.

                      2.1.11  Certain Agreements.  To the best of the Parties' knowledge and belief, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in any payment (including, without limitation, severance, unemployment compensation, parachute payment, bonus, or otherwise), becoming due to any director, employee, or independent contractor of any of the Parties, from any other Party under any agreement or otherwise; (ii) materially increase any benefits otherwise payable under any agreement; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                      2.1.12  Compliance with Other Instruments.  To the best of the Parties' knowledge and belief, none of the Parties are in violation or default of any provision of their respective articles of incorporation or bylaws, or of any instrument, judgment, order, writ, decree, or contract to which they are a party or by which they are bound, or, to the best of their knowledge, of any provision of any federal or state statute, rule, or regulation which may be applicable to them. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, or contract, or an event that results in the creation of any lien, charge, or encumbrance upon any assets of any Party or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to any Party, its businesses, or operations, or any of its assets or properties.

                      2.1.13  Employee Benefit Plans.  The Parties have no employee benefit plans (including without limitation all plans which authorize the granting of stock options, restricted stock, stock bonuses, or other equity based awards) covering active, former, or returned employees, other than as listed in the Disclosure Schedules.

                      2.1.14  Other Personal Property.  The books and records of each of the Parties contain a complete and accurate description, and specify the location, of all trucks, automobiles,

machinery, equipment, furniture, supplies, and other tangible personal property owned by, in the possession of, or used by the Parties in connection with their businesses. Except as set forth in the Disclosure Schedules, no personal property used by the Parties in connection with their businesses is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement.

                      2.1.15  Properties and Liens.  Except as reflected in the Financial Statements or as set forth in the Disclosure Schedules, and except for statutory mechanics’ and material men’s liens, liens for current taxes not yet delinquent, the Parties own, free and clear of any liens, claims, charges, options, or other encumbrances, all of their tangible and intangible property, real and personal, whether or not reflected in the Financial Statements (except that sold or disposed of in the ordinary course of business since the date of such statements) and all such property acquired since the date of such statements.  All real property and tangible personal property of the Parties is in good operating condition and repair, ordinary wear and tear excepted.

                      2.1.16  Inventory.  In reliance upon their respective auditing firms, the inventories of the Parties shown on the Financial Statements and inventories acquired by them subsequent to the date of the Financial Statements consist solely of items of a quality and quantity usable and salable in the normal course of business, with the exception of obsolete materials and materials below standard quality, all of which have been written down in the books of the Parties to net realizable market value or have been provided for by adequate reserves.  Except for sales made in the ordinary course of business, all inventory is the property of the Parties.  No items are subject to security interests, except as set forth in the Disclosure Schedules.  The value of the inventories has been determined on a first-in, first-out basis consistent with prior years.

                      2.1.17  Major Contracts.  Except as otherwise disclosed in the Disclosure Schedules, none of the Parties is a party or subject to:

                                  (a)       Any union contract, or any employment contract or arrangement providing for future compensation, written or oral, with any officer, consultant, director, or employee which is not terminable by the Party on 30 days’ notice or less without penalty or obligations to make payments related to such termination;

                                  (b)       Any joint venture contract, partnership agreement or arrangement or any other agreement which has involved or is expected to involve a sharing of revenues with other persons or a joint development of products with other persons;

                                  (c)       Any manufacture, production, distribution, sales, franchise, marketing, or license agreement, or arrangement by which products or services of the Party are developed, sold, or distributed;

                                  (d)       Any material agreement, license, franchise, permit, indenture, or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, accelerated, terminated, impaired, or adversely affected by reason of the execution of this Agreement, or the consummation of the transactions contemplated hereby or thereby;

                                  (e)       Any material agreement, contract, or commitment that requires the consent of another person for the Party to enter into or consummate the transactions contemplated by this Agreement;

                                  (f)       Except for object code license agreements for any of the Party's executed in the ordinary course of business, any indemnification by the Party with respect to infringements of proprietary rights; or

                                  (g)       Any contract containing covenants purporting to materially limit the Party's freedom to compete in any line of business in any geographic area.

All contracts, plans, arrangements, agreements, licenses, franchises, permits, indentures, authorizations, instruments, and other commitments of the Parties are valid and in full force and effect and to the best of their knowledge, neither the Parties themselves nor any other party thereto, breached any material provisions of, or is in default in any material respect under the terms thereof.

                      2.1.18  Questionable Payments.  None of the Parties, nor to their knowledge any director, officer, employee, or agent of any of the Parties, has: (i) made any payment or provided services or other favors in the United States or any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of the Parties; or (ii) made any political contributions that would not be lawful under the laws of the United States, any foreign country or any jurisdiction within the United States or any foreign country.  None of the Parties, nor to their knowledge any director, officer, employee, or agent of any of the Parties, has been or is the subject of any investigation by any Governmental Entity in connection with any such payment, provision of services, or contribution.

                      2.1.19  Recent Transactions.  None of the Parties, nor to their knowledge any director, officer, employee, or agent of any of the Parties, is participating in any discussions and do not intend to engage in any discussion: (i) with any representative of any corporation or corporations regarding the consolidation or merger of any of the Parties with or into any such corporation or corporations; (ii) with any corporation, partnership, association, or other business entity or any individual regarding the sale, conveyance, or disposition of all or substantially all of the assets of the Parties or a transaction or series of related transactions in which more than 50% of the voting power of any of the Parties is disposed of; or (iii) regarding any other form of acquisition, liquidation, dissolution, or winding up of the Parties.

                      2.1.20  Leases in Effect.  All real property leases and subleases as to which any of the Parties is a party and any amendments or modifications thereof (each a “Lease” and, collectively, the “Leases”) are valid, in full force and effect and enforceable, and there are no existing defaults on the part of any Party and no Party has received nor given notice of default or claimed default with respect to any Lease, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder.  Except as set forth on the Disclosure Schedules, no consent is required from any Party under any Lease in connection with the completion of the transactions contemplated by this Agreement, and none of the Parties have received notice that any party to any Lease intends to cancel, terminate, or refuse to renew the same or to exercise any option or other right thereunder, except where the failure to receive such consent, or where such cancellation, termination, or refusal would not have a Material Adverse Effect on the Parties.

                      2.1.21  Taxes.  Except as set forth elsewhere in this Agreement or in the Disclosure Schedules:

                                  (a)       All taxes, assessments, fees, penalties, interest, and other governmental charges with respect to the Parties which have become due and payable by April 15, 2007 have been paid in full or adequately reserved against by the Parties, and all taxes, assessments, fees, penalties, interest, and other governmental charges which have become due and payable subsequent to April 15, 2007 have been paid in full or adequately reserved against on their books of account and such books are sufficient for the payment of all unpaid federal, state, local, foreign, and other taxes, fees, and assessments (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security, and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods prior thereto;

                                  (b)       There are no agreements, waivers, or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against the Parties, nor are there any actions, suits, proceedings, investigations, or claims now pending against the Parties in respect of any tax or assessment, or any matters under discussion with any federal, state, local, or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority; and

                                  (c)       There are no liens for taxes upon the assets of the Parties except for taxes that are not yet payable.  The Parties have withheld all taxes required to be withheld in respect of wages, salaries, and other payments to all employees, officers, and directors and timely paid all such amounts withheld to the proper taxing authority.

                      2.1.22  Disputes and Litigation  Except as disclosed in the Disclosure Schedules, there is no suit, claim, action, litigation, or proceeding pending or, to the knowledge of the Parties, threatened against or affecting any of the Parties, respectively, or any of their properties, assets, or business or to which any of the Parties is a party, in any court or before any arbitrator of any kind or before or by any Governmental Entity, which would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on the Parties, nor is there any judgment, decree, injunction, rule, or order of any Governmental Entity or arbitrator outstanding against any of the Parties, respectively, and having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.  To the knowledge of the Parties, there is no investigation pending or threatened against any of the respective Parties before any foreign, federal, state, municipal, or other governmental department, commission, board, bureau, agency, instrumentality, or other Governmental Entity.

                      2.1.23  Compliance with Laws.  Except as set forth in the Disclosure Schedules, to the best of their knowledge and belief, none of the Parties' businesses is being conducted in violation of, or in a manner which could cause liability under any applicable law, rule, or regulation, judgment, decree, or order of any Governmental Entity, except for any violations or practices, which, individually or in the aggregate, have not had and will not have a Material Adverse Effect on the Parties.  The Parties each have all franchises, permits, licenses, and any similar authority necessary for the conduct of their business as now being conducted by them, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Parties and believes they can obtain, without undue burden or expense, any similar authority for the conduct of their business as it is planned to be conducted.  To the best of their respective knowledge and belief, none of the Parties are in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

                      2.1.24  Related Party Transactions.  To the best of each of the Parties' knowledge and belief, no employee, officer, or director of any Party nor member of his or her immediate family is indebted to that Party or any other Party, nor is any Party indebted (or committed to make loans or extend or guarantee credit) to any of them.  To the best of each of the Parties’ knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which any of the Parties is affiliated or with which any of the Parties has a business relationship, or any firm or corporation that competes with the Parties, except that employees, officers, or directors of the Parties and members of their immediate families may own stock in publicly traded companies that may compete with the Parties.  To the best knowledge of each of the Parties, respectively, no member of the immediate family of any officer or director of any of the Parties is directly or indirectly interested in any material contract with any of the Parties.

                      2.1.25  Minute Books.  The minute books of the Company provided to Buyer contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

                      2.1.26  Disclosure.  No representation or warranty made by any of the Parties in this Agreement, nor any document, written information, statement, financial statement, certificate, or exhibit prepared and furnished or to be prepared and furnished by the Parties or their representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished, to the best of each of the Parties' knowledge and belief.

                      2.1.27  Reliance.  The foregoing representations and warranties are made by each Party with the knowledge and expectation that the other Parties are placing reliance thereon.

          2.2       Representations of Seller.  Seller represents and warrants to Buyer as follows:

                                  (a)       Seller has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the common stock offered by Buyer of the size contemplated.  Seller represents that it is able to bear the economic risk of the investment and at the present time can afford a complete loss of such investment.  Seller has had a full opportunity to inspect the books and records of the Buyer and to make any and all inquiries of Buyer officers and directors regarding the Buyer and its business as Seller has deemed appropriate.

                                  (b)       Seller is an “Accredited Investor” as defined in Regulation D of the Securities Act of 1933 (the “Act”) or Seller, either alone or with Seller’s professional advisers who are unaffiliated with, have no equity interest in and are not compensated by Buyer or any affiliate or selling agent of Buyer, directly or indirectly, has sufficient knowledge and experience in financial and business matters that Seller is capable of evaluating the merits and risks of an investment in the common stock offered by Buyer and of making an informed investment decision with respect thereto and has the capacity to protect Seller’s own interests in connection with Seller’s proposed investment in the Buyer’s common stock.

                                  (c)       Seller is acquiring the Buyer’s common stock solely for Seller’s own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Buyer’s common stock.

                                  (d)       Seller will not sell or otherwise transfer the Buyer’s common stock without registration under the Act or an exemption therefrom and fully understands and agrees that Seller must bear the economic risk of Seller’s purchase for an indefinite period of time because, among other reasons, the Buyer’s common stock have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

          2.3       Representations of Buyer.  Buyer represents and warrants to Seller as follows:

                                  (a)       Buyer has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the common stock offered by Seller of the size contemplated.  Buyer represents that it is able to bear the economic risk of the investment and at the present time can afford a complete loss of such investment.  Buyer has had a full opportunity to inspect the books and records of the Seller and to make any and all inquiries of Seller officers and directors regarding the Seller and its business as Buyer has deemed appropriate.

                                  (b)       Buyer is an “Accredited Investor” as defined in Regulation D of the Securities Act of 1933 (the “Act”) or Buyer, either alone or with Buyer’s professional advisers who are unaffiliated with, have no equity interest in and are not compensated by Seller or any affiliate or selling agent of Seller, directly or indirectly, has sufficient knowledge and experience in financial and business matters that Buyer is capable of evaluating the merits and risks of an investment in the common stock offered by Seller and of making an informed investment decision with respect thereto and has the capacity to protect Buyer’s own interests in connection with Buyer’s proposed investment in the Seller’s common stock.

                                  (c)       Buyer is acquiring the Seller’s common stock solely for Buyer’s own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Seller’s common stock.

                                  (d)       Buyer will not sell or otherwise transfer the Seller’s common stock without registration under the Act or an exemption therefrom and fully understands and agrees that Buyer must bear the economic risk of Buyer’s purchase for an indefinite period of time because, among other reasons, the Seller’s common stock have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

ARTICLE 3
CONDITIONS PRECEDENT

          3.1       Conditions to Each Party’s Obligations.  The respective obligations of each Party hereunder shall be subject to the satisfaction prior to or at the Closing of the following conditions:

                      (a)       No Restraints.  No statute, rule, regulation, order, decree, or injunction shall have been enacted, entered, promulgated, or enforced by any court or Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of this Agreement and shall be in effect.

                      (b)       Legal Action.  There shall not be pending or threatened in writing any action, proceeding, or other application before any court or Governmental Entity challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages.

          3.2       Conditions to Seller’s Obligations.  The obligations of Seller shall be subject to the satisfaction prior to or at the Closing of the following conditions unless waived by Seller:

                      (a)       Representations and Warranties of Buyer.  The representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by this Agreement; or (ii) in respects that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement.  Seller shall have received a certificate signed on behalf of Buyer by the President or Chief Executive Officer of Buyer to such effect on the Closing.

                      (b)       Performance of Obligations of Buyer.  Buyer shall have performed all agreements and covenants required to be performed by it under this Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement.  Seller shall have received a certificate signed on behalf of Buyer by the President or Chief Executive Officer of Buyer to such effect on the Closing.

          3.3       Conditions to Buyer’s Obligations.  The obligations of Buyer shall be subject to the satisfaction prior to or at the Closing of the following conditions unless waived by Buyer:

                      (a)       Representations and Warranties of Seller and the Company.  The representations and warranties of Seller and the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by this Agreement; or (ii) in respects that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement.  Buyer shall have received certificates signed on behalf of Seller and the Company by the President or Chief Executive Officer of each Seller and the Company to such effect on the Closing.

                      (b)       Performance of Obligations of Seller and the Company.  Seller and the Company shall have performed all agreements and covenants required to be performed by them under this Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement.  Buyer shall have received certificates signed on behalf of Seller and the Company by the President or Chief Executive Officer of each Seller and the Company to such effect on the Closing.

                      (c)       Governmental Approvals.  All Consents of Governmental Entities legally required by Seller and the Company for the transactions contemplated by this Agreement shall have been filed, occurred, or been obtained, other than such Consents, the failure of which to obtain would not have a Material Adverse Effect on the consummation of the transactions contemplated by this Agreement.

                      (d)       Consents of Other Third Parties.  Seller and the Company shall have received and delivered to Buyer all requisite consents and approvals of all lenders, lessors, and other third parties whose consent or approval is required in order for Seller and the Company to consummate the transactions contemplated by this Agreement, or in order to permit the continuation after the Closing of the business activities of the Company in the manner such business is presently carried on by it.  Buyer shall have received copies of any necessary written consent(s) to this Agreement and the transactions contemplated herein.

                      (e)       Material Adverse Change.  Since the date hereof and through Closing, there shall not have occurred any change, occurrence, or circumstance in Seller or the Company having or reasonably likely to have, individually or in the aggregate, in the reasonable judgment of Buyer, a Material Adverse Effect on the Parties or on the transactions contemplated by this Agreement.

ARTICLE 4

CLOSING AND DELIVERY OF DOCUMENTS

          4.1       Time and Place.  The closing of the transactions contemplated by this Agreement shall take place at the offices of Buyer, located at 11661 San Vicente Boulevard, Suite 707, Los Angeles, California 90049, immediately upon the full execution of this Agreement, the satisfaction of all conditions, and the delivery of all required documents, or at such other time and place as the Parties mutually agree upon (which time and place are hereinafter referred to as the “Closing”).

          4.2       Deliveries by Seller.  At Closing, Seller shall make the following deliveries to Buyer:

                      (a)       A cancelled stock certificate representing the Shares previously owned by Seller as set forth in Section 1.1 above;

                      (b)       A certificate of good standing of the Seller;

                      (c)       A certificate executed by Seller certifying that: (i)  all Seller’s representations and warranties under this Agreement are true as of the Closing, as though each of those representations and warranties had been made on that date; and (ii) Seller has performed all agreements and covenants required to be performed by it under this Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement; and

                      (d)       Certified resolutions of the Board of Directors of Seller, in form satisfactory to counsel for Buyer, authorizing the execution and performance of this Agreement.

          4.3       Deliveries by the Company.  At Closing, the Company shall make the following deliveries to Buyer:

                      (a)       A certificate representing the Shares that Buyer is acquiring as set forth in Section 1.1 above;

                      (b)       A certificate of good standing for the Company;

                      (c)       A certificate executed by the Company certifying that: (i)  all the Company's representations and warranties under this Agreement are true as of the Closing, as though each of those representations and warranties had been made on that date; and (ii) the Company has performed all agreements and covenants required to be performed by it under this Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement; and

                      (d)       Certified resolutions of the Board of Directors of the Company, in form satisfactory to counsel for Buyer, authorizing the execution and performance of this Agreement;

                      (e)       The minute book and corporate records of the Company; and

                      (f)       The financial statements of the Company as required in Section 2.1.7.

          4.4       Deliveries by Buyer. At Closing, Buyer shall make the following deliveries to Seller:

                      (a)       A certificate executed by Buyer certifying that: (i)  Buyer’s representations and warranties under this Agreement are true as of the Closing, as though each of those representations and warranties had been made on that date; and (ii) Buyer has performed all agreements and covenants required to be performed by it under this Agreement prior to the

Closing, except for breaches that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement;

                      (b)       A certificate of good standing for Buyer; and

                      (c)       Certified resolutions of the Board of Directors of Buyer in form satisfactory to counsel for Seller, authorizing the execution and performance of this Agreement.

ARTICLE 5
INDEMNIFICATION

          5.1       Seller and the Company’s Indemnity Obligations.

                      (a)       Upon receipt of notice thereof, Seller and the Company shall, jointly and severally, indemnify, defend, and hold harmless Buyer from any and all claims, demands, liabilities, damages, deficiencies, losses, obligations, costs and expenses, including attorney fees and any costs of investigation that Buyer shall incur or suffer, that arise, result from or relate to: (i) any breach of, or failure by Seller or the Company to perform, any of their representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Seller and/or the Company under this Agreement; and (ii) the employment of any of the Company’s employees which is in violation of any law, regulation, or ordinance of any Governmental Entity.

                      (b)       Buyer shall notify promptly Seller and the Company of the existence of any claim, demand, or other matter to which Seller and the Company’s indemnification obligations would apply, and shall give them a reasonable opportunity to defend the same at their own expense and with counsel of their own selection, provided that Seller shall at all times also have the right to fully participate in the defense. If Seller and the Company, within a reasonable time after this notice, fails to defend, Buyer shall have the right, but not the obligation, to undertake the defense of, and, with the written consent of Seller and the Company, to compromise or settle the claim or other matter on behalf, for the account, and at the risk, of Seller and the Company.

          5.2       Buyer’s Indemnity Obligations.

                      (a)       Upon receipt of notice thereof, Buyer shall indemnify, defend, and hold harmless Seller and/or the Company from any and all claims, demands, liabilities, damages, deficiencies, losses, obligations, costs, and expenses, including attorney fees and any costs of investigation that Seller and/or the Company shall incur or suffer, that arise, result from or relate to any breach of, or failure by Buyer to perform any of its representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Buyer under this Agreement.

                      (b)       Seller and/or the Company shall notify promptly Buyer of the existence of any claim, demand or other matter to which Buyer’s indemnification obligations would apply, and shall give it a reasonable opportunity to defend the same at its own expense and with counsel of its own selection, provided that Seller and the Company shall at all times also have the right to fully participate in the defense. If Buyer, within a reasonable time after this notice, fails to defend, Seller and the Company shall have the right, but not the obligation, to undertake the defense of, and, with the written consent of Buyer, to compromise or settle the claim or other matter on behalf, for the account, and at the risk, of Buyer.

ARTICLE 6
DEFAULT, AMENDMENT AND WAIVER

          6.1       Default.  Upon a breach or default under this Agreement by any of the Parties (following the cure period provided herein), the non-defaulting party shall have all rights and remedies given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.  Notwithstanding the foregoing, in the event of a breach or default by any Party hereto in the observance or in the timely performance of any of its obligations hereunder which is not waived by the non-defaulting Party, such defaulting Party shall have the right to cure such default within 15 days after receipt of notice in writing of such breach or default.

          6.2       Waiver and Amendment.  Any term, provision, covenant, representation, warranty, or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof.  The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same.  No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation, or warranty.  No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

ARTICLE 7
MISCELLANEOUS

          7.1       Expenses.  Whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall bear all taxes of any nature (including, without limitation, income, franchise, transfer, and sales taxes) and all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees, and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such taxes, fees, and expenses of the Parties hereto shall be paid prior to Closing.

          7.2       Notices.  Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, or sent by facsimile transmission to the addresses of the Parties as follows:

To Buyer:                                 Material Technologies, Inc.
                                                Attn: Robert M. Bernstein, Chief Executive Officer
                                                11661 San Vicente Boulevard, Suite 707
                                                Los Angeles, California 90049
                                                Fax: (310) 473-3177

To the Company:                      Bridge Testing Concepts, Inc.
                                                Attn: Brent Phares, President
                                                11661 San Vicente Boulevard, Suite 707
                                                Los Angeles, California 90049
                                                Fax: (310) 473-3177

To Seller:                                  Brent Phares
                                                702 NW Boulder Brooks Dr.
                                                Ankeny, Iowa 50023

With a copy to:                         Oswald & Yap
                                                Attn: Lynne Bolduc, Esq.
                                                16148 Sand Canyon Avenue
                                                Irvine, CA  92618
                                                Fax: (949) 788-8980

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid.  If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient.  If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given upon receipt and delivery or refusal. If notice is given by facsimile transmission in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of delivery if during business hours and if not during business hours, at the next business day after delivery, provided a confirmation is obtained by the sender.

          7.3       Entire Agreement.  This Agreement, together with the Schedule and Exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof.  No understanding, promise, inducement, statement of intention, representation, warranty, covenant, or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement, or in the schedules or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant, or condition not so set forth.

          7.4       Survival of Representations.  All statements of fact (including financial statements) contained in the Schedules, the exhibits, the certificates, or any other instrument delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective party hereunder.  All representations, warranties, agreements, and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the Parties or of any information a party may have in respect hereto.  Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any party hereto, notwithstanding that such party knew or should have known at the time of Closing that such right or remedy existed.

          7.5       Incorporated by Reference.  The recitals, schedules, exhibits, and all documents (including, without limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

          7.6       Remedies Cumulative.  No remedy herein conferred upon the Parties is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

          7.7       Execution of Additional Documents.  Each Party hereto shall make, execute, acknowledge, and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

          7.8       Costs and Fees.  Each of the Parties hereto is responsible for their own costs and fees incurred with respect to this Agreement or to any of the transactions contemplated hereby.

          7.9       Choice of Law.  This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

          7.10      Jurisdiction.  The parties submit to the jurisdiction of the Courts of the County of Orange, State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement.

          7.11      Attorneys’ Fees.  In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys' fees, as may be fixed by the court.

          7.12      Binding Effect and Assignment.  This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives, and assigns.

          7.12      Counterparts; Facsimile Signatures.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

          7.14       Conflict Waiver.  Seller hereby acknowledges that Oswald & Yap (“the Firm”) represents the Buyer with various legal matters and does not represent the Seller in connection with this Agreement or the contemplated transaction nor in any other respect. Seller further acknowledges that the Firm has drafted this Agreement. Seller has been given the opportunity to consult with counsel of their choice regarding their rights under this Agreement.  Seller hereby waives any action it may have against the Firm regarding such conflict of interest.

(SIGNATURE PAGE IMMEDIATELY FOLLOWS)

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, as of the date first written hereinabove.

BUYER:                                                                     THE COMPANY:

MATERIAL TECHNOLOGIES, INC.,                   BRIDGE TESTING CONCEPTS, INC.,
a Delaware corporation                                                 a California corporation

/s/ Robert M. Bernstein                                                 /s/ Brent Phares
By: Robert M. Bernstein                                               By: Brent Phares
Its: Chief Executive Officer                                            Its: President

SELLER:

BRENT PHARES,
an individual

 /s/ Brent Phares
By: Brent Phares

EXHIBIT A

INTELLECTUAL PROPERTY OF THE COMPANY

          Energy-based methods are widely used to obtain solutions to elasticity problems and to determine deflections in structures. The fundamentals of work-energy methods of analyzing structures are well documented elsewhere and will not be repeated in detail here. However, in brief these methods are all based upon the principle of conservation of energy that states that the work (W) done by external forces applied to the structure and the internal strain energy (U) stored in the structural members must be equal. Because this principle must always be satisfied, the concept developed by Dr. Brent M. Phares focuses exclusively on utilizing sensed information to assess changes in a quantity directly related to strain energy.

          The internal strain energy, U, for a generic volume, V, can be expressed in terms of the internal energy per unit volume. This quantity is more commonly referred to as the strain energy density, U0.  Thus, the total strain energy is given by:

          The strain energy density for any elastic isotropic material (as those used in civil structures typically are) is given in terms of the three principal strains, ε, by:

and in terms of orthogonal coordinates (x, y, z) as:

For cases where the measured orthogonal strain is dominated by a single direction, which is frequently the case in civil structures, the strain energy density reduces to:

with

          Where E is the modulus of elasticity and v is Poisson's Ratio. Because strain can only be sensed at discrete locations, one can never truly determine, from sensed information, the strain energy for the entire volume. However, changes in sensed strain at a single point (an infinitesimal volume) are fortunately directly related to changes in the sum-total strain energy.

          Strain energy density, U0, at a point in time is, by definition, an indicator of the energy stored in a system in response to an applied external load. As such, strain energy density is a possible assessment metric. However, recognizing that the goal with a structural health monitoring system is to identify changes in the structure, coupled with the fact that St. Venant's principle indicates that the zone of influence for changes is relatively small, a quantity termed the cumulative live load strain energy density (CLLSED) is proposed here. This quantity, given mathematically below, is directly related to the sum of strain energy density with time and enhances the sensitivity of strain measurements through mathematical integration. As measured strain is directly related to structural characteristics, the CLLSED is a damage and deterioration indicator.

EXHIBIT B

MATERIAL TECHNOLOGIES, INC. DISCLOSURE SCHEDULE

The Buyer incorporates the following documents by reference in this Agreement:

The Buyer’s Annual Report on Form 10-KSB filed for the fiscal year ended December 31, 2006; the Buyer’s Quarterly Reports on Form 10-QSB filed for the quarters ended March 31, 2007 and June 30, 2007; and all reports and documents filed by the Buyer pursuant to Sections 13, 14, or 15(d) of the Exchange Act, shall be deemed to be incorporated by reference herein and to be a part from the respective date of filing of such documents.  Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Agreement to the extent that a statement contained herein or in any subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Agreement.

The items set forth below are exceptions to the representations and warranties of Material Technologies, Inc. (the “Buyer”) set forth in Section 2 of the Agreement.  Any matter set forth herein as an exception to a section of the Agreement shall be deemed to constitute an exception to all other applicable sections of the Agreement.  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

Section	Exception

2.4	Subsidiaries of the Buyer include:

  Matech International, Inc., a Nevada corporation
  Matech Aerospace, Inc., a Nevada corporation
  Materials Monitoring Technologies, Inc., a Florida corporation
  Stress Analysis Technologies, Inc., a Florida corporation

EXHIBIT C

BRIDGE TESTING CONCEPTS, INC. DISCLOSURE SCHEDULE

          The items set forth below are exceptions to the representations and warranties of Bridge Testing Concepts, Inc. (the “Company”) set forth in Section 2 of the Agreement.  Any matter set forth herein as an exception to a section of the Agreement shall be deemed to constitute an exception to all other applicable sections of the Agreement.  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

Section             Exception

EXHIBIT D

BRENT PHARES DISCLOSURE SCHEDULE

          The items set forth below are exceptions to the representations and warranties of Brent Phares (the “Seller”) set forth in Section 2 of the Agreement. Any matter set forth herein as an exception to a section of the Agreement shall be deemed to constitute an exception to all other applicable sections of the Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

Section             Exception